ADDITIONAL PAGE ATTACHED TO SCHEDULE 13D :



ITEM 1.

SECURITY AND ISSUER      :  COMMON STOCK OF POWERHOUSE RESOURCES, INC.
                            DENVER, COLORADO, USA.  DENNIS DOWD, PRESIDENT.


ITEM 2.

IDENTITY & BACKGROUND    :

A.  NAME                 :  ANIL KUMAR
B.  ADDRESS              :  58, PORTMAN TOWERS, LONDON W1H 5PN
C.  OCCUPATION           :  CHAIRMAN, POWERHOUSE RESOURCES, INC.
                            OFFICER OF RANSAT PLC, REGENT STREET LONDON
D.  5 YEAR DETAILS       :  NEVER BEEN CONVICTED IN CRIMINAL PROCEEDINGS
E.  CIVIL PROCEEDING     :  NEVER BEEN A PARTY TO CIVIL PROCEEDING SUBJECT
                            TO JUDGEMENT/DECREE/OR ANY OTHER CONVICTION.
F.  CITIZENSHIP          :  INDIAN


ITEM 3.

SOURCE OF FUNDS/CONSIDERATION  :  OWN SOURCE.  THE SECURITIES WERE ACQUIRED
                                  BY PROVIDING CONSIDERATION/PURCHASED.


ITEM4.

PURPOSE  :     TO MOVE THE COMPANY FORWARD TO COMPLETE ITS GOAL/PROMISE  MADE TO
               SHAREHOLDERS  BY THE  PREVIOUS  OFFICERS/DIRECTORS.  NONE  OF THE
               ITEMS (A) TO (J) FALLS IN THE PLAN OF INVESTMENTS.


ITEM 5.

INTEREST IN SECURITY  :

A.  150 MILLION COMMON STOCK OF POWERHOUSE RESOURCES, INC., COL, US
B.  SOLE VOTING POWER FOR FULL 150 MILLION COMMON STOCK (ANIL KUMAR)
C.  NONE
D.  NONE
E.  NOT APPLICABLE


ITEM 6.

CONTRACTS ETC.  :  NO CONTRACT


ITEM 7.

EXHIBITS REQUIRED :  NO EXHIBITS REQUIRED.

SIGNED

/S/  ANIL KUMAR
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